EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-173170,
333-221452, 333-232250, 333-173171, 333-221451, and 333-279144 Huntington Ingalls Industries, Inc. on Form S-8 of our report dated June 13, 2025 respectively, relating to the financial statements and supplemental schedule of Huntington Ingalls Industries Savings Plan appearing in this Annual Report on Form 11-K of the Huntington Ingalls Industries Savings Plan for the year ended December 31, 2024.
/s/ Deloitte & Touche LLP
Richmond, Virginia
June 13, 2025